UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

First Savings Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	37-1567871
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of principal executive offices)	Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class it to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-151636.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading “Description of First Savings Financial Group, Inc. Capital Stock,” filed as part of the Registrant’s Registration Statement on Form S-1, File No. 333-151636, filed on June 13, 2008, as amended.

Item 2.	Exhibits.

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

(a)	Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-151636, filed on June 13, 2008, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-151636, filed on June 13, 2008, as amended.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-151636, filed on June 13, 2008, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-151636, filed on June 13, 2008, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.
(Registrant)

Date: August 13, 2008	By:	/s/ Larry W. Myers
Larry W. Myers
President and Chief Executive Officer